SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Michael J. Coyle (“Employee”) and iRhythm Technologies, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive was employed by the Company;

WHEREAS, Executive signed an Offer Letter with the Company on December 10, 2020 (the “Offer Letter”);

WHEREAS, Executive signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on December 29, 2020 (the “Confidentiality Agreement”);

WHEREAS, Executive signed an Indemnification Agreement with the Company on December 29, 2020 (the “Indemnification Agreement”);

WHEREAS, Executive signed a Participation Agreement with the Company on January 25, 2021 permitting Executive to be eligible to receive severance benefits pursuant to the Company’s Executive Change in Control and Severance Policy (the “Severance Policy”);

WHEREAS, Executive voluntarily separated from employment with the Company effective June 1, 2021 (the “Separation Date”);

WHEREAS, as of the Separation Date, Executive will be deemed to have resigned from his position as the President and Chief Executive Officer (“CEO”) of the Company; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

COVENANTS

1.Consideration.

a.Severance. As consideration for this Agreement and the release contained herein, the Company, in exchange for Employee’s execution of this Agreement and in exchange for Employee’s agreement to provide transitional services to the Company pursuant to a mutually agreeable consulting agreement (“Consulting Period”), agrees to pay to Employee, within ten (10) days after the Effective Date (defined below), a lump-sum payment of $200,000, less applicable deductions and withholdings.

b.Acknowledgment. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1. Employee also acknowledges and agrees that, notwithstanding any language to the contrary (including any language set forth in the Offer Letter and/or the Change of Control and Severance Agreement between Employee and the Company, attached as Exhibit B to the Offer Letter), Employee will not receive, is not entitled to, and has no right, title, or interest in any severance benefits not set forth in this Section 1. The Parties acknowledge that when Executive resigned from the Company on the Separation Date, he was resigning from the Company’s U.K. subsidiary, iRhythm Technologies Ltd., effective as of the same date.

2.Benefits. Employee’s health insurance benefits shall cease on June 30, 2021, subject to Employee’s right to continue his health insurance under COBRA. Employee’s participation in all other benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, shall cease as of the Separation Date.

3.Payment of Salary and Receipt of All Benefits/Relocation Payback. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, and any and all other benefits and compensation due to Employee, and that no stock, stock options or vesting is due to Employee. Employee shall repay to the Company within seven days of executing this Agreement $584,053.58, which is the net amount Employee received from the Company in connection with Employee’s relocation to the Bay Area, as set forth in Exhibit A of the Offer Letter. This repayment shall be made via check made payable to iRhythm Technologies, Inc. and delivered to Chief Financial Officer Douglas Devine, iRhythm Technologies, Inc. at 699 8th Street, #600, San Francisco, CA 94103 via trackable overnight delivery.

4.Mutual Release of Claims. Except as otherwise set forth herein, Employee and the Company agree that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee and the Company, on behalf of themselves and their respective heirs, family members, executors, agents, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby and forever release each other from, and Employee hereby and forever releases the Releasees from, and agree not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that either may possess against each other or that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date the Parties sign this Agreement, including, without limitation:

a.    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

        b.    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act; and all similar laws under the laws of the State of Minnesota, or any local jurisdiction therein;

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.    any and all claims for attorneys’ fees and costs.

The Parties agree that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding the foregoing, this release does not extend to (i) any obligations incurred under this Agreement, (ii) any obligations that may arise under the Indemnification Agreement or Confidentiality Agreement, or (iii) any unknown claims relating to or arising from Employee’s gross negligence or willful misconduct in connection with Employee’s employment with the Company. This release does not release claims that cannot be released as a matter of law. Notwithstanding the foregoing, the Parties acknowledge that any and all disputed claims that are released herein shall be subject to binding arbitration in accordance with this Agreement. The Parties represent that they have made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

5. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Employee signs this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

6.Section 1542 Waiver. Employee understands that this agreement includes a release of all known and unknown claims. Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims. In giving the release herein, which includes claims which may be unknown to Employee at present, Employee acknowledges that he has read and understands Section 1542 of the California Civil Code, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Employee hereby expressly waives and relinquishes all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to release of any unknown or unsuspected claims herein.

7.No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, charges, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. The Company also represents that it has no lawsuits, claims, charges, or actions pending in its name, or on behalf of any other person or entity, against Employee. Employee and the Company represent that, as of the date this Agreement is signed, they do not intend to bring any claims on their own behalf or on behalf of any other person or entity against the other.

8.Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Employee’s signature below constitutes his certification under penalty of perjury that he shall return all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company, at the conclusion of the Consulting Period.

9.No Cooperation. Employee agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee agrees both to immediately notify the Company’s Vice President, Legal Affairs upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance. The Indemnification Agreement shall remain in full force and effect with respect to Employee’s participation as a witness or non-party in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees.

10.Mutual Non-disparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company agrees to use its reasonable best efforts to cause its officers and directors to refrain from any disparagement, defamation, libel, or slander of Employee for so long as such individuals are officers and directors of the Company.

11.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages. In addition to the rights provided in the “Attorneys’ Fees” section below, the Company acknowledges and agrees that any material breach of this Agreement or of the Indemnification Agreement shall entitle Employee to immediately end the Consulting Period and seek damages.

12.No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

13.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation and review of this Agreement.

14.ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH AND SEPARATION FROM THE COMPANY OR THE TERMS THEREOF, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA’S SUBSTANTIVE AND PROCEDURAL PROVISIONS SHALL EXCLUSIVELY GOVERN AND APPLY TO THIS AGREEMENT WITH FULL FORCE AND EFFECT. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN SAN FRANCISCO COUNTY, CALIFORNIA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF THE CONFIDENTIALITY AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

15.Protected Activity Not Prohibited. Employee understands that nothing in this Agreement or the Confidentiality Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) disclosing information pertaining to sexual harassment or any other unlawful or potentially unlawful conduct, as protected by applicable law. Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties or in any manner not protected by applicable law. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product.

16.Indemnification. Employee and the Company agree to indemnify and hold harmless the other from and against any and all loss, costs, damages, or expenses, including, without limitation, attorneys’ fees or expenses incurred by either Party arising out of the breach of this Agreement by the other, or from any false representation made herein by the other, or from any action or proceeding that may be commenced, prosecuted, or threatened by the other or for the other’s benefit, upon the other’s initiative, direct or indirect, contrary to the provisions of this Agreement. The Parties further agree that in any such action or proceeding, this Agreement may be pled as a complete defense, or may be asserted by way of counterclaim or cross-claim. The Company agrees that the Indemnification Agreement survived and shall continue to survive Employee’s separation of employment and shall remain in full force and effect.

17.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

18.No Representations. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

19.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

20.Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

21.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and the Indemnification Agreement.

22.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

23.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.

24.Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee after the Separation Date but within twenty one (21) days of Employee’s receipt of this Agreement. Employee has seven (7) days after Employee signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signs this Agreement, so long as it has been signed by Employee and has not been revoked (the “Effective Date”).

25.Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

26.Voluntary Execution of Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)    he has read this Agreement;

(b)    he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)    he understands the terms and consequences of this Agreement and of the releases it contains; and

(d)    he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

MICHAEL J. COYLE, an individual

Date: June 29, 2021	By:	/s/ Michael J. Coyle
Michael J. Coyle

IRHYTHM TECHNOLOGIES, INC.

Date: June 29, 2021	By:	/s/ Abhijit Talwalkar
Abhijit Talwalkar
Chairman of the Board of Directors